United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2006

ALLOY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26023	04-3310676
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

151 West 26th Street, 11th Floor

New York, NY 10001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 244-4307

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 27, 2006, Alloy, Inc., a Delaware corporation (“Alloy”), Alloy Acquisition Sub, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Alloy, Sconex, Inc., a Delaware corporation (“Sconex”), all of the stockholders of Sconex and Joshua J. Schanker, as representative of the stockholders, entered into and closed an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Sconex has become a wholly-owned subsidiary of Alloy. Sconex, which was a privately held corporation, is one of the fastest growing online social networking communities connecting high school students. A copy of the Company’s press release relating to this event is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Merger Agreement

The Board of Directors of Alloy approved the merger and the Merger Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference. The following description of the Merger Agreement is qualified in its entirety by reference to Exhibit 2.1.

Pursuant to the terms of the Merger Agreement, Alloy acquired all of the issued and outstanding stock of Sconex in exchange for $6.1 million, plus an additional potential earnout payment and expenses. Comprising the $6.1 million is 273,551 shares of Alloy common stock, which shares are valued at $12.7945 per share, representing a 20 day average closing price of a share of Alloy common stock as quoted on the NASDAQ National Market. Sconex’s stockholders are also eligible to receive a minimum earnout payment of approximately $2.6 million. In addition, depending upon Sconex’s financial performance during the 12-month period commencing on April 1, 2006, the former Sconex stockholders might be entitled to an aggregate earnout payment of up to $15,237,500, which is payable at Alloy’s option in shares of Alloy common stock, cash or a combination of both, subject to certain limitations on the amount of cash that may be paid. A certain portion of any earnout payment payable to each Sconex stockholder will be contingent upon continued employment by such stockholder for up to a 30-month period following March 27, 2006. Also, the former Sconex stockholders have agreed to certain restrictions on transfer of certain shares of Alloy common stock received by them.

Registration Rights Agreement

In connection with the closing of the merger, Alloy entered into a registration rights agreement (the “Registration Rights Agreement”) with all of the stockholders of Sconex, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference. The following description of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.1.

Under the Registration Rights Agreement, Alloy agreed to file a registration statement registering for re-sale the 273,551 shares of Alloy common stock issued pursuant to the Merger Agreement and an additional 685,000 shares of Alloy common stock that may become issuable in connection with the earnout. Alloy agreed to file such registration statement no later than May 26, 2006, and to use commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable thereafter. Alloy also agreed to keep the registration statement effective until the earlier of 42 months after its effective date or the date on which all of the securities registered thereby have been sold pursuant to the registration statement or have ceased to be “Registrable Securities” as defined therein.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On March 29, 2006, Alloy issued a press release announcing its financial results for the fourth quarter and fiscal year ended January 31, 2006. A copy of the press release is furnished as Exhibit 99.2 to this report and is incorporated herein by reference. This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The discussion above under Item 1.01 with respect to the issuance of shares of Alloy common stock pursuant to the Merger Agreement is incorporated herein by reference. The securities issued pursuant to the Merger Agreement were issued in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(2) of the Securities Act relating to sales by an issuer not involving a public offering.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 27, 2006, by and among Alloy, Inc., Alloy Acquisition Sub, LLC, Sconex, Inc., all of the stockholders of Sconex, Inc. and Joshua J. Schanker, as representative of the stockholders.

4.1	Registration Rights Agreement, dated as of March 27, 2006, by and among Alloy, Inc., all of the stockholders of Sconex, Inc. and Joshua J. Schanker, as representative of the stockholders.

99.1	Press Release dated March 28, 2006 announcing the acquisition of Sconex, Inc.

99.2	Press Release dated March 29, 2006 announcing financial results for the fourth quarter and fiscal year ended January 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOY, INC.

Date: March 29, 2006	/s/ Matthew C. Diamond
Matthew C. Diamond
Chairman of the Board and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

(d)	Exhibits.

2.1	Agreement and Plan of Merger, dated as of March 27, 2006, by and among Alloy, Inc., Alloy Acquisition Sub, LLC, Sconex, Inc., all of the stockholders of Sconex, Inc. and Joshua J. Schanker, as representative of the stockholders.

4.1	Registration Rights Agreement, dated as of March 27, 2006, by and among Alloy, Inc., all of the stockholders of Sconex, Inc. and Joshua J. Schanker, as representative of the stockholders.

99.1	Press Release dated March 28, 2006 announcing the acquisition of Sconex, Inc.

99.2	Press Release dated March 29, 2006 announcing financial results for the fourth quarter and fiscal year ended January 31, 2006.